UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005

PATH 1 NETWORK TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30928	13-3989885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6215 Ferris Square, Suite 140, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 450-4220

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 26, 2005 we entered into a Securities Purchase Agreement (the “Agreement”) and a related Registration Rights Agreement, with certain accredited investors. See Exhibits 10.74 and 10.75 attached hereto and see the description under Item 3.02 below.

Item 3.02. Unregistered Sales of Equity Securities

On January 27, 2005, pursuant to the Agreement, we sold to a group of accredited investors 556,538 shares of our 7% Convertible Preferred Stock (the “Preferred Stock”), and issued to those investors warrants to purchase up to 278,268 shares of our Common Stock (the “Warrants”). A Warrant to purchase one-half share of Common Stock was issued in connection with the purchase of each share of Preferred Stock. The per share purchase price of the Preferred Stock (with 0.5 Warrant) was $3.25, and the Warrants carry an exercise price of $4.20 per share. Our gross receipts from the sale of the shares of Preferred Stock (with Warrants) was $1,808,750.

Under the Agreement, we will also sell to other accredited investors at a second closing on February 18, 2005, a total of 307,691 shares of Preferred Stock and 153,847 Warrants, for $1,000,000.

Together, we will have sold at the two closings 864,229 shares of Preferred Stock and 432,115 Warrants, for gross receipts of $2,808,750.

The Preferred Stock accrues dividends at the rate of $0.2275 per share per year, and dividends are cumulative and are payable semi-annually. The Preferred Stock is convertible at the option of the holder into shares of Common Stock at a conversion price of $3.25 per share, subject to specified antidilution adjustments.

The Preferred Stock shall be automatically redeemed in four years for $3.25 per share plus accumulated but unpaid dividends. We have the right to redeem the Preferred Stock earlier upon certain conditions.

The financing was led by investor Gryphon Master Fund, L.P. We paid Gryphon Master Fund, L.P. a fee of $30,000 to cover its expenses incurred in connection with this financing.

In connection with the financing, we entered into a Registration Rights Agreement pursuant to which we agreed to register for resale the shares of Common Stock underlying the Preferred Stock and Warrants. We have agreed to file a registration statement covering such shares of Common Stock by February 26, 2005.

We issued the Preferred Stock and Warrants in a private offering relying on the exemption provided in Section 4(2) of the Securities Act of 1933, as amended.

We have filed with the Delaware Secretary of State a Certificate of Designations of Preferred Stock (a copy of which is attached hereto as Exhibit 3.1) which provides for the rights, preferences and privileges of the 7% Convertible Preferred Stock.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description of Document
3.3	Certificate of Designations of Preferred Stock to be Designated 7% Convertible Preferred Stock, as filed with the Delaware Secretary of State on January 27, 2005

10.74	Securities Purchase Agreement, dated January 26, 2005

10.75	Registration Rights Agreement, dated January 26, 2005

10.76	Form of Warrant to Purchase Shares of Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATH 1 NETWORK TECHNOLOGIES INC.

Date: January 31, 2005	By:	/s/ JOHN R. ZAVOLI
John R. Zavoli
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
3.3	Certificate of Designations of Preferred Stock to be Designated 7% Convertible Preferred Stock, as filed with the Delaware Secretary of State on January 27, 2005

10.74	Securities Purchase Agreement, dated January 26, 2005

10.75	Registration Rights Agreement, dated January 26, 2005

10.76	Form of Warrant to Purchase Shares of Common Stock